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Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Alexis Dominguez
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AMERANT REPORTS FIRST QUARTER 2025 RESULTS
Board of Directors Declares Quarterly Cash Dividend of $0.09 per Common Share

CORAL GABLES, FLORIDA, April 23, 2025. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today reported a net income attributable to the Company of $12.0 million in the first quarter of 2025, or $0.28 income per diluted share, compared to net income of $16.9 million, or $0.40 income per diluted share, in the fourth quarter of 2024.
“Our results for the first quarter showed solid deposit growth as well as strong pre-provision net revenue, as net interest income and net interest margin were higher than expected. In addition, we exercised prudent expense management, even while continuing to execute on our strategy to add new locations and business development and risk management team members” stated Jerry Plush, Chairman and CEO. “However, loans were relatively flat quarter over quarter, as a result of increased payoffs and paydowns offsetting production in the first quarter. While loan demand going into the second quarter remains strong, borrowers may take a cautious approach given recent market volatility and uncertainty.”

•Total assets were $10.2 billion, an increase of $268.0 million, or 2.7%, compared to $9.9 billion in 4Q24.

•Total gross loans were $7.2 billion, a decrease of $52.2 million, or 0.7%, compared to $7.3 billion in 4Q24.

•Cash and cash equivalents were $648.4 million, up $58.0 million, or 9.8%, compared to $590.4 million in 4Q24.

•Total deposits were $8.2 billion, up $300.4 million, or 3.8%, compared to $7.9 billion in 4Q24. Core deposits were $6.0 billion, up $372.9 million, or 6.6%, compared to $5.6 billion in 4Q24.

•Total advances from the Federal Home Loan Bank (“FHLB”) were $715.0 million, down $30.0 million, or 4.0%, compared to $745.0 million in 4Q24. The Bank had an aggregate borrowing capacity of $3.0 billion from the FED or FHLB as of March 31, 2025.
•Net Interest Margin (“NIM”) was 3.75%, unchanged from 4Q24.

•Average yield on loans was 6.84%, compared to 7.00% at 4Q24.

•Average cost of total deposits was 2.60%, compared to 2.77% in 4Q24.

•Loan to deposit ratio was 88.5%, compared to 92.6% in 4Q24.

•Total non-performing assets were $140.8 million, up $18.6 million, or 15.2%, compared to $122.2 million as of 4Q24. As of 1Q25, non-performing assets consist of $123.2 million in non-performing loans and $17.5 million in real estate owned. Non-performing loans increased by $19.1 million from $104.1 million as of 4Q24, while classified loans increased from $166.5 million as of 4Q24 to $206.1 million as of 1Q25. The Company has provided additional details regarding asset quality in the 1Q25 earnings presentation (https://investor.amerantbank.com).

•The allowance for credit losses ("ACL") was $98.3 million, an increase of $13.3 million, or 15.7%, compared to $85.0 million as of 4Q24. The increase in the ACL was attributable to the macroeconomic environment and the addition of specific reserves for several commercial credits based on receipt of 2024 year end financials for these borrowers.

•Assets Under Management and custody (“AUM”) totaled $2.93 billion, up $42.6 million, 1.5% from $2.89 billion in 4Q24.

•Pre-provision net revenue (“PPNR”)(1) was $33.9 million, an increase of $5.9 million, or 21.3%, compared to PPNR of $27.9 million in 4Q24.

•Net Interest Income (“NII”) was $85.9 million, down $1.7 million, or 2.0%, from $87.6 million in 4Q24.

•Provision for credit losses was $18.4 million, up $8.5 million, or 86.1% compared to $9.9 million in 4Q24.

•Non-interest income was $19.5 million, a decrease of $4.2 million, or 17.6% from $23.7 million in 4Q24.

•Non-interest expense was $71.6 million, down $11.8 million, or 14.2% from $83.4 million in 4Q24.

•The efficiency ratio was 67.9%, compared to 74.9% in 4Q24.

•Return on average assets (“ROA”) was 0.48%, compared to 0.67% in 4Q24.

•Return on average equity (“ROE”) was 5.32%, compared to 7.38% in 4Q24.

•On April 23, 2025, the Company’s Board of Directors declared a cash dividend of $0.09 per share of common stock. The dividend is payable on May 30, 2025, to shareholders of record on May 15, 2025.

In tomorrow’s earnings call, the Company will also provide an update on its decision to scale back its residential mortgage operations from a national origination platform to a Florida-focused business model.

Additional details on the first quarter 2025 results can be found in the Exhibits and Glossary of Terms and Definitions to this earnings release, and the earnings presentation available under the Investor Relations section of the Company’s website at https://investor.amerantbank.com. See Glossary of Terms and Definitions for definitions of financial terms.

1 Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP measures.

First Quarter 2025 Earnings Conference Call

The Company will hold an earnings conference call on Thursday, April 24, 2025 at 8:30 a.m. (Eastern Time) to discuss its first quarter 2025 results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the Company’s website at https://investor.amerantbank.com. The online replay will remain available for approximately one month following the call through the above link.

About Amerant Bancorp Inc. (NYSE: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., and Amerant Mortgage, LLC. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is headquartered in Florida and operates 20 banking centers – 19 in South Florida and 1 in Tampa, Florida. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our investment portfolio repositioning and loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 5, 2025, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

Interim Financial Information

Unaudited financial information as of and for interim periods, including the three month periods ended March 31, 2025, December 31, 2024 and March 31, 2024 may not reflect our results of operations for our fiscal year ending, or financial condition, as of December 31, 2025, or any other period of time or date.

Non-GAAP Financial Measures

The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”.

We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Exhibit 2 reconciles these non-GAAP financial measures to GAAP reported results.

Exhibit 1- Selected Financial Information
The following table sets forth selected financial information derived from our interim unaudited and annual audited consolidated financial statements.

(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Consolidated Balance Sheets		(audited)
Total assets	$10,169,688	$9,901,734	$10,353,127	$9,747,738	$9,817,772
Total investments	1,761,678	1,497,925	1,542,544	1,547,864	1,578,568
Total gross loans (1)(2)	7,219,162	7,271,322	7,561,963	7,322,911	7,006,383
Allowance for credit losses	98,266	84,963	79,890	94,400	96,050
Total deposits	8,154,978	7,854,595	8,110,944	7,816,011	7,878,243
Core deposits (1)	5,993,055	5,620,150	5,707,366	5,505,349	5,633,165
Advances from the Federal Home Loan Bank	715,000	745,000	915,000	765,000	715,000
Senior notes (3)	59,922	59,843	59,764	59,685	59,605
Subordinated notes	29,667	29,624	29,582	29,539	29,497
Junior subordinated debentures	64,178	64,178	64,178	64,178	64,178
Stockholders' equity (4)(5)(6)	906,263	890,467	902,888	734,342	738,085
Assets under management and custody (1)	2,932,602	2,890,048	2,550,541	2,451,854	2,357,621

	Three Months Ended
(in thousands, except percentages, share data and per share amounts)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Consolidated Results of Operations
Net interest income	$85,904	$87,635	$80,999	$79,355	$77,968
Provision for credit losses (7)	18,446	9,910	19,000	19,150	12,400
Noninterest income (loss)	19,525	23,684	(47,683)	19,420	14,488
Noninterest expense	71,554	83,386	76,208	73,302	66,594
Net income (loss) attributable to Amerant Bancorp Inc.	11,958	16,881	(48,164)	4,963	10,568
Effective income tax rate	22.50%	6.34%	22.18%	21.51%	21.50%

Common Share Data
Stockholders' book value per common share	$21.60	$21.14	$21.44	$21.88	$21.90
Tangible stockholders' equity (book value) per common share (8)	$21.03	$20.56	$20.87	$21.15	$21.16
Tangible stockholders' equity (book value) per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity (8)	$21.03	$20.56	$20.87	$20.54	$20.60
Basic earnings (loss) per common share	$0.28	$0.40	$(1.43)	$0.15	$0.32
Diluted earnings (loss) per common share (9)	$0.28	$0.40	$(1.43)	$0.15	$0.31
Basic weighted average shares outstanding	42,015,507	42,069,098	33,784,999	33,581,604	33,538,069
Diluted weighted average shares outstanding (9)	42,186,759	42,273,778	33,784,999	33,780,666	33,821,562
Cash dividend declared per common share (5)	$0.09	$0.09	$0.09	$0.09	$0.09

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Other Financial and Operating Data (12)

Profitability Indicators (%)
Net interest income / Average total interest earning assets (NIM) (1)	3.75%	3.75%	3.49%	3.56%	3.51%
Net income (loss)/ Average total assets (ROA)(1)	0.48%	0.67%	(1.92)%	0.21%	0.44%
Net income (loss)/ Average stockholders' equity (ROE) (1)	5.32%	7.38%	(24.98)%	2.68%	5.69%
Noninterest income (loss) / Total revenue (1)	18.52%	21.28%	(143.12)%	19.66%	15.67%

Capital Indicators (%)
Total capital ratio (1)	13.45%	13.43%	12.72%	11.88%	12.49%
Tier 1 capital ratio (1)	11.84%	11.95%	11.36%	10.34%	10.87%
Tier 1 leverage ratio (1)	9.73%	9.66%	9.56%	8.74%	8.73%
Common equity tier 1 capital ratio (CET1) (1)	11.11%	11.21%	10.65%	9.60%	10.10%
Tangible common equity ratio (1)(8)	8.69%	8.77%	8.51%	7.30%	7.28%
Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity (1)(8)	8.69%	8.77%	8.51%	7.11%	7.10%

Liquidity Ratios (%)
Loans to Deposits (1)	88.52%	92.57%	93.23%	93.69%	88.93%

Asset Quality Indicators (%)
Non-performing assets / Total assets (1)	1.38%	1.23%	1.25%	1.24%	0.51%
Non-performing loans / Total gross loans (1)	1.71%	1.43%	1.52%	1.38%	0.43%
Allowance for credit losses / Total non-performing loans	79.75%	81.62%	69.51%	93.51%	317.01%
Allowance for credit losses / Total loans held for investment	1.37%	1.18%	1.15%	1.41%	1.38%
Net charge-offs / Average total loans held for investment (1)(10)	0.22%	0.26%	1.90%	1.13%	0.69%

Efficiency Indicators (% except FTE)
Noninterest expense / Average total assets	2.89%	3.29%	3.04%	3.03%	2.75%
Salaries and employee benefits / Average total assets	1.35%	1.39%	1.39%	1.40%	1.36%
Other operating expenses/ Average total assets (1)	1.54%	1.90%	1.64%	1.63%	1.39%
Efficiency ratio (1)	67.87%	74.91%	228.74%	74.21%	72.03%
Full-Time-Equivalent Employees (FTEs) (11)	726	698	735	720	696

	Three Months Ended
(in thousands, except percentages and per share amounts)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Core Selected Consolidated Results of Operations and Other Data (8)

Pre-provision net revenue (loss) (PPNR)	$33,875	$27,933	$(42,892)	$25,473	$25,862
Core pre-provision net revenue (Core PPNR)	$31,546	$37,217	$31,264	$31,007	$26,068
Core net income	$10,153	$21,160	$9,249	$9,307	$10,730
Core basic earnings per common share	0.24	0.50	0.27	0.28	0.32
Core earnings per diluted common share (9)	0.24	0.50	0.27	0.28	0.32
Core net income / Average total assets (Core ROA) (1)	0.41%	0.83%	0.37%	0.38%	0.44%
Core net income / Average stockholders' equity (Core ROE) (1)	4.52%	9.25%	4.80%	5.03%	5.78%
Core efficiency ratio (1)	69.24%	64.71%	69.29%	68.60%	71.87%

__________________
(1)     See Glossary of Terms and Definitions for definitions of financial terms.
(2) All periods include mortgage loans held for sale carried at fair value, while March 31, 2025, September 30, 2024 and June 30, 2024 also include loans held for sale carried at the lower of estimated cost or fair value. As of December 31, 2024, there were no loans carried at the lower cost or fair value.
(3) On March 03, 2025, the Company gave notice of its election to redeem all outstanding Senior Notes and they were redeemed on April 1, 2025.
(4) In the fourth quarter of 2022, the Company announced that the Board of Directors authorized a new repurchase program pursuant to which the Company may purchase, from time to time, up to an aggregate amount of $25 million of its shares of Class A common stock (the “2023 Class A Common Stock Repurchase Program”). In the first quarter of 2025 the Company repurchased an aggregate of 215,427 shares of Class A common stock at a weighted average price of $23.21 per share under the 2023 Class A Common Stock Repurchase Program. The aggregate purchase price for these transactions was approximately $5.0 million which includes transaction costs. For all other periods, see December 31, 2024 Form 10-K, September 30, 2024 Form 10-Q, June 30, 2024 Form 10-Q and March 31, 2024 Form 10-Q.
(5) For the three months ended March 31, 2025, and December 31, 2024, the Company’s Board of Directors declared cash dividends of $0.09 per share of the Company’s common stock and paid an aggregate amount of $3.8 million per quarter in connection with these dividends. The dividend declared in the first quarter of 2025 was paid on February 28, 2025 to shareholders of record at the close of business on February 14, 2025. See December 31, 2024 Form 10-K for more information on dividend payments during the previous quarters.
(6) On September 27, 2024, the Company completed a public offering of 8,684,210 shares of its Class A voting common stock, at a price to the public of $19.00 per share.
(7) In all periods shown, includes reserves on loans and contingent loans. In the first quarter of 2025, and the fourth, third, second and first quarters of 2024, includes $17.2 million, $9.7 million, $17.9 million, $17.7 million, and $12.4 million of provision for credit losses on loans. Provision for unfunded commitments (contingencies) in the first quarter of 2025 and the fourth, third and second quarters of 2024, were $1.3 million, $0.2 million, $1.1 million, and $1.5 million, respectively, while there was none in the first quarter of 2024.
(8) This presentation contains adjusted financial information determined by methods other than GAAP. This adjusted financial information is reconciled to GAAP in Exhibit 2 - Non-GAAP Financial Measures Reconciliation.
(9) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation.
(10) See 2024 Form 10-K for more details on charge-offs for all previous periods.
(11) As of March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, includes 77, 80, 81, 83 and 65 FTEs for Amerant Mortgage, respectively.
(12) Operating data for the periods presented have been annualized.

Exhibit 2- Non-GAAP Financial Measures Reconciliation
The following table sets forth selected financial information derived from the Company’s interim unaudited and annual audited consolidated financial statements, adjusted for the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the Houston Transaction, the valuation of securities, derivatives, loans held for sale and other real estate owned and repossessed assets, the early repayment of FHLB advances, impairment of investments, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful for understanding its performance excluding these transactions and events.

	Three Months Ended,
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net income (loss) attributable to Amerant Bancorp Inc.	$11,958	$16,881	$(48,164)	$4,963	$10,568
Plus: provision for credit losses (1)	18,446	9,910	19,000	19,150	12,400
Plus: provision for income tax expense (benefit)	3,471	1,142	(13,728)	1,360	2,894
Pre-provision net revenue (loss) (PPNR)	33,875	27,933	(42,892)	25,473	25,862
Plus: non-routine noninterest expense items	534	15,148	5,672	5,562	—
(Less) plus: non-routine noninterest income items	(2,863)	(5,864)	68,484	(28)	206
Core pre-provision net revenue (Core PPNR)	$31,546	$37,217	$31,264	$31,007	$26,068

Total noninterest income (loss)	$19,525	$23,684	$(47,683)	$19,420	$14,488
Less (plus): Non-routine noninterest income (loss) items:
Derivatives (losses), net	—	—	—	(44)	(152)
Securities gains (losses), net (2)	64	(8,200)	(68,484)	(117)	(54)
Gain on sale of loans (3)	2,799	—	—	—	—
Gain on sale of Houston Franchise (4)	—	12,636	—	—	—
Gains on early extinguishment of FHLB advances, net	—	1,428	—	189	—
Total non-routine noninterest income (loss) items	$2,863	$5,864	$(68,484)	$28	$(206)
Core noninterest income	$16,662	$17,820	$20,801	$19,392	$14,694

Total noninterest expense	$71,554	$83,386	$76,208	$73,302	$66,594
Less: non-routine noninterest expense items
Non-routine noninterest expense items:
Losses on loans held for sale carried at the lower cost or fair value (4)(5)	—	12,642	—	1,258	—
Other real estate owned valuation expense (6)	534	—	5,672	—	—
Goodwill and intangible assets impairment	—	—	—	300	—
Fixed assets impairment (4)(7)	—	—	—	3,443	—
Legal, broker fees and other costs (4)	—	2,506	—	561	—
Total non-routine noninterest expense items	$534	$15,148	$5,672	$5,562	$—
Core noninterest expense	$71,020	$68,238	$70,536	$67,740	$66,594

	Three Months Ended,
(in thousands, except percentages and per share amounts)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net income (loss) attributable to Amerant Bancorp Inc.	$11,958	$16,881	$(48,164)	$4,963	$10,568
Plus after-tax non-routine items in noninterest expense:
Non-routine items in noninterest expense before income tax effect	534	15,148	5,672	5,562	—
Income tax effect (8)	(120)	(3,409)	(1,332)	(1,196)	—
Total after-tax non-routine items in noninterest expense	414	11,739	4,340	4,366	—
(Less) plus after-tax non-routine items in noninterest income:
Non-routine items in noninterest income (loss) before income tax effect	(2,863)	(5,864)	68,484	(28)	206
Income tax effect (8)	644	(1,596)	(15,411)	6	(44)
Total after-tax non-routine items in noninterest income (loss)	(2,219)	(7,460)	53,073	(22)	162
Core net income	$10,153	$21,160	$9,249	$9,307	$10,730

Basic earnings (loss) per share	$0.28	$0.40	$(1.43)	$0.15	$0.32
Plus: after tax impact of non-routine items in noninterest expense	0.01	0.28	0.13	0.13	—
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	(0.05)	(0.18)	1.57	—	—
Total core basic earnings per common share	$0.24	$0.50	$0.27	$0.28	$0.32

Diluted earnings (loss) per share (9)	$0.28	$0.40	$(1.43)	$0.15	$0.31
Plus: after tax impact of non-routine items in noninterest expense	0.01	0.28	0.13	0.13	—
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	(0.05)	(0.18)	1.57	—	0.01
Total core diluted earnings per common share	$0.24	$0.50	$0.27	$0.28	$0.32

Net income (loss) / Average total assets (ROA)	0.48%	0.67%	(1.92)%	0.21%	0.44%
Plus: after tax impact of non-routine items in noninterest expense	0.02%	0.46%	0.18%	0.17%	—%
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	(0.09)%	(0.30)%	2.11%	—%	—%
Core net income / Average total assets (Core ROA)	0.41%	0.83%	0.37%	0.38%	0.44%

Net income (loss)/ Average stockholders' equity (ROE)	5.32%	7.38%	(24.98)%	2.68%	5.69%
Plus: after tax impact of non-routine items in noninterest expense	0.19%	5.13%	2.25%	2.36%	—%
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	(0.99)%	(3.26)%	27.53%	(0.01)%	0.09%
Core net income / Average stockholders' equity (Core ROE)	4.52%	9.25%	4.80%	5.03%	5.78%

Efficiency ratio	67.87%	74.91%	228.74%	74.21%	72.03%
Less: impact of non-routine items in noninterest expense and noninterest income (loss)	1.37%	(10.20)%	(159.45)%	(5.61)%	(0.16)%
Core efficiency ratio	69.24%	64.71%	69.29%	68.60%	71.87%

(in thousands, except percentages, share data and per share amounts)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Stockholders' equity	$906,263	$890,467	$902,888	$734,342	$738,085
Less: goodwill and other intangibles (10)	(24,135)	(24,314)	(24,366)	(24,581)	(24,935)
Tangible common stockholders' equity	$882,128	$866,153	$878,522	$709,761	$713,150
Total assets	10,169,688	9,901,734	10,353,127	9,747,738	9,817,772
Less: goodwill and other intangibles (10)	(24,135)	(24,314)	(24,366)	(24,581)	(24,935)
Tangible assets	$10,145,553	$9,877,420	$10,328,761	$9,723,157	$9,792,837
Common shares outstanding	41,952,590	42,127,316	42,103,623	33,562,756	33,709,395
Tangible common equity ratio	8.69%	8.77%	8.51%	7.30%	7.28%
Stockholders' book value per common share	$21.60	$21.14	$21.44	$21.88	$21.90
Tangible stockholders' equity book value per common share	$21.03	$20.56	$20.87	$21.15	$21.16

Tangible common stockholders' equity	$882,128	$866,153	$878,522	$709,761	$713,150
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (11)	—	—	—	(20,304)	(18,729)
Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity	$882,128	$866,153	$878,522	$689,457	$694,421
Tangible assets	$10,145,553	$9,877,420	$10,328,761	$9,723,157	$9,792,837
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (11)	—	—	—	(20,304)	(18,729)
Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity	$10,145,553	$9,877,420	$10,328,761	$9,702,853	$9,774,108
Common shares outstanding	41,952,590	42,127,316	42,103,623	33,562,756	33,709,395

Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity	8.69%	8.77%	8.51%	7.11%	7.10%
Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity	$21.03	$20.56	$20.87	$20.54	$20.60

____________
(1)     Includes provision for credit losses on loans and provision for loan contingencies. See Footnote 7 in Exhibit 1 - Selected Financial Information for more details.
(2) In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a total pre-tax net loss of $68.5 million during the same period. The investment portfolio repositioning was completed in early October 2024 resulting in an additional $8.1 million in losses in the fourth quarter of 2024.
(3)    In the three months ended March 31, 2025, includes gain on sale of $3.2 million, related to the sale of a loan that had been charged off in prior periods.
(4) In the three months ended December 31, 2024 and June 30, 2024, amounts shown are in connection with the sale of the Company’s Houston franchise which were disclosed on a Form 8-K on April 17, 2024 (the “Houston Transaction”).
(5) In the three months ended December 31, 2024, includes loss on sale of $12.6 million, including transaction costs, related to the sale of a portfolio of 323 business-purpose, investment property, residential mortgage loans with a balance of approximately $71.4 million.
(6) Includes $0.5 million of OREO valuation expense in the three months ended March 31, 2025.
(7) Related to Houston branches and included as part of occupancy and equipment expenses.
(8) In the three months ended March 31, 2025 and 2024, amounts were calculated based upon the effective tax rate for the period of 22.50% and 21.50%, respectively. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect.
(9) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation.
(10) At March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, other intangible assets primarily consist of naming rights of $1.9 million, $2.0 million, $2.1 million, $2.3 million and $2.4 million, respectively, and mortgage servicing rights (“MSRs”) of $1.4 million, $1.5 million, $1.4 million, $1.5 million and $1.4 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets.
(11) There were no debt securities held to maturity at March 31, 2025, December 31, 2024 and September 30, 2024. As of June 30, 2024 and March 31, 2024, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.38% and 25.40%, respectively.

Exhibit 3 - Average Balance Sheet, Interest and Yield/Rate Analysis
The following tables present average balance sheet information, interest income, interest expense and the corresponding average yields earned and rates paid for the periods presented. The average balances for loans include both performing and nonperforming balances. Interest income on loans includes the effects of discount accretion and the amortization of non-refundable loan origination fees, net of direct loan origination costs, accounted for as yield adjustments. Average balances represent the daily average balances for the periods presented.

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)(2)	$7,174,160	$121,021	6.84%	$7,322,613	$128,910	7.00%	$6,995,974	$122,705	7.05%
Debt securities available for sale (3) (4)	1,473,170	17,964	4.95%	1,346,108	16,069	4.75%	1,239,762	13,186	4.28%
Debt securities held to maturity (5)	—	—	—%	—	—	—%	224,877	1,967	3.52%
Debt securities held for trading	156	—	—%	—	—	—%	—	—	—%
Equity securities with readily determinable fair value not held for trading	2,497	19	3.09%	2,509	19	3.01%	2,477	55	8.93%
Federal Reserve Bank and FHLB stock	57,320	936	6.62%	58,861	1,035	7.00%	50,180	883	7.08%
Deposits with banks	580,409	6,401	4.47%	560,323	6,811	4.84%	422,841	5,751	5.47%
Other short-term investments	6,434	67	4.22%	6,380	74	4.61%	5,932	78	5.29%
Total interest-earning assets	9,294,146	146,408	6.39%	9,296,794	152,918	6.54%	8,942,043	144,625	6.50%
Total non-interest-earning assets (6)	748,385			798,113			812,523
Total assets	$10,042,531			$10,094,907			$9,754,566

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing DDA	$2,133,727	$10,454	1.99%	$2,233,157	$12,859	2.29%	$2,445,362	$17,736	2.92%
Money market	1,810,172	16,653	3.73%	1,622,240	15,696	3.85%	1,431,949	14,833	4.17%
Savings	239,843	22	0.04%	242,589	24	0.04%	262,528	28	0.04%
Total checking and saving accounts	4,183,742	27,129	2.63%	4,097,986	28,579	2.77%	4,139,839	32,597	3.17%
Time deposits	2,227,932	23,858	4.34%	2,336,324	26,427	4.50%	2,290,587	26,124	4.59%
Total deposits	6,411,674	50,987	3.23%	6,434,310	55,006	3.40%	6,430,426	58,721	3.67%
Securities sold under agreements to repurchase	—	—	—%	115	1	3.46%	—	—	—%
Advances from the FHLB (7)	723,667	7,200	4.04%	782,242	7,946	4.04%	644,753	5,578	3.48%
Senior notes	59,883	942	6.38%	59,804	941	6.26%	59,567	943	6.37%
Subordinated notes	29,646	361	4.94%	29,604	361	4.85%	29,476	361	4.93%
Junior subordinated debentures	64,178	1,014	6.41%	64,178	1,030	6.38%	64,178	1,054	6.61%
Total interest-bearing liabilities	7,289,048	60,504	3.37%	7,370,253	65,285	3.52%	7,228,400	66,657	3.71%
Non-interest-bearing liabilities:
Non-interest bearing demand deposits	1,544,770			1,469,726			1,435,226
Accounts payable, accrued liabilities and other liabilities	297,491			344,770			344,197
Total non-interest-bearing liabilities	1,842,261			1,814,496			1,779,423
Total liabilities	9,131,309			9,184,749			9,007,823
Stockholders’ equity	911,222			910,158			746,743
Total liabilities and stockholders' equity	$10,042,531			$10,094,907			$9,754,566
Excess of average interest-earning assets over average interest-bearing liabilities	$2,005,098			$1,926,541			$1,713,643
Net interest income		$85,904			$87,633			$77,968
Net interest rate spread			3.02%			3.02%			2.79%
Net interest margin (7)			3.75%			3.75%			3.51%
Cost of total deposits (7)			2.60%			2.77%			3.00%
Ratio of average interest-earning assets to average interest-bearing liabilities	127.51%			126.14%			123.71%
Average non-performing loans/ Average total loans	1.43%			1.36%			0.46%

___________
(1)    Includes loans held for investment net of the allowance for credit losses, and loans held for sale. The average balance of the allowance for credit losses was $83.5 million, $80.5 million, and $92.3 million in the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively. The average balance of total loans held for sale was $46.2 million, $357.2 million and $180.5 million in the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(2) Includes average non-performing loans of $103.6 million, $101.0 million and $32.6 million for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(3)    Includes the average balance of net unrealized gains and losses in the fair value of debt securities available for sale. The average balance includes average net unrealized losses of $47.0 million, $31.7 million and $101.5 million in the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(4)    Includes nontaxable securities with average balances of $54.3 million, $60.4 million and $18.3 million for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively. The tax equivalent yield for these nontaxable securities was 4.77%, 4.39%, and 4.68% for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively. In 2025 and 2024, the tax equivalent yields were calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(5)    We had no average held to maturity balances in the three months ended March 31, 2025 and December 31, 2024. Includes nontaxable securities with average balances of $48.5 million for the three months ended March 31, 2024. The tax equivalent yield for these nontaxable securities was 4.25% for the three months ended March 31, 2024. In 2024, the tax equivalent yield was calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(6)    Excludes the allowance for credit losses.
(7) See Glossary of Terms and Definitions for definitions of financial terms.

Exhibit 4 - Noninterest Income
    This table shows the amounts of each of the categories of noninterest income for the periods presented.

	Three Months Ended
	March 31, 2025		December 31, 2024		March 31, 2024
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%

Deposits and service fees	$5,137	26.3%	$5,501	23.2%	$4,325	29.9%
Brokerage, advisory and fiduciary activities	4,729	24.2%	4,653	19.7%	4,327	29.9%
Change in cash surrender value of bank owned life insurance (“BOLI”)(1)	2,450	12.5%	2,364	10.0%	2,342	16.2%
Cards and trade finance servicing fees	1,392	7.1%	1,533	6.5%	1,223	8.4%
Gain on early extinguishment of FHLB advances, net	—	—%	1,428	6.0%	—	—%
Securities gains (losses), net (2)	64	0.3%	(8,200)	(34.6)%	(54)	(0.4)%
Loan-level derivative income (3)	1,508	7.7%	706	3.0%	466	3.2%
Derivative losses, net (4)	—	—%	—	—%	(152)	(1.1)%
Gain on sale of Houston Franchise	—	—%	12,636	53.4%	—	—%
Other noninterest income (5)	4,245	21.9%	3,063	12.8%	2,011	13.9%
Total noninterest income	$19,525	100.0%	$23,684	100.0%	$14,488	100.0%
__________________
(1)    Changes in cash surrender value of BOLI are not taxable.
(2) Amounts are primarily in connection with losses and gains on the sale of debt securities available for sale. In the three months ended December 31, 2024, includes a net loss of $8.1 million, as a result of the investment portfolio repositioning.
(3) Income from interest rate swaps and other derivative transactions with customers. The Company incurs expenses related to derivative transactions with customers which are included as part of noninterest expenses under loan-level derivative expense. See Exhibit 5 for more details.
(4) Net unrealized gains and losses related to uncovered interest rate caps with clients.
(5)    Includes mortgage banking income of $0.4 million, $1.1 million and $1.1 million in the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively, primarily consisting of net gains on sale, valuation and derivative transactions associated with mortgage loans held for sale activity, and other smaller sources of income related to the operations of Amerant Mortgage. Other sources of income in the periods shown include net gains/(losses) on sales of loans that are originated for investment, foreign currency exchange transactions with customers and valuation income on the investment balances held in the non-qualified deferred compensation plan. In the three months ended March 31, 2025, Other noninterest income includes approximately $2.8 million as a Non-routine noninterest income item. See Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.

Exhibit 5 - Noninterest Expense

This table shows the amounts of each of the categories of noninterest expense for the periods presented.

	Three Months Ended
	March 31, 2025		December 31, 2024		March 31, 2024
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%

Salaries and employee benefits (1)	$33,347	46.6%	$35,284	42.3%	$32,958	49.5%
Professional and other services fees (2)	14,682	20.5%	14,308	17.2%	10,963	16.5%
Occupancy and equipment	6,136	8.6%	5,719	6.9%	6,476	9.7%
Telecommunications and data processing	3,475	4.9%	2,967	3.6%	3,533	5.3%
Depreciation and amortization	1,588	2.2%	1,734	2.1%	1,477	2.2%
FDIC assessments and insurance	3,236	4.5%	2,932	3.5%	3,008	4.5%
Losses on loans held for sale carried at the lower cost or fair value (3)	—	—%	12,642	15.2%	—	—%
Advertising expenses	3,635	5.1%	3,703	4.4%	3,078	4.6%
Loan-level derivative expense (4)	360	0.5%	34	—%	4	—%
Other real estate owned and repossessed assets expense (income), net (5)	164	0.2%	(196)	(0.2)%	(354)	(0.5)%
Other operating expenses (6)	4,931	6.9%	4,259	5.0%	5,451	8.2%
Total noninterest expense (7)	$71,554	100.0%	$83,386	100.0%	$66,594	100.0%

___
(1) Includes $1.4 million in expenses related to the Houston Transaction in the three months ended December 31, 2024.
(2) Includes $0.1 million in legal expenses in connection with the Houston Transaction in the three months ended December 31, 2024. Additionally, includes recurring service fees in connection with the engagement of FIS in all periods shown.
(3) In the three months ended December 31, 2024, consists of losses on loans held for sale carried at the lower of fair value or cost. See Footnote 5 in Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.
(4) Includes service fees in connection with our loan-level derivative income generation activities.
(5) Includes $0.5 million of OREO valuation expense in the three months ended March 31, 2025.
(6) In the three months ended December 31, 2024, includes broker fees of $1.0 million in connection with the Houston Transaction. In all of the periods shown, includes mortgage loan origination and servicing expenses, charitable contributions, community engagement, postage and courier expenses, and debits which mirror valuation income on the investment balances held in the non-qualified deferred compensation plan in order to adjust the liability to participants of the deferred compensation plan and other small expenses.
(7) Includes $3.2 million, $3.7 million, $3.1 million in the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively, related to Amerant Mortgage, primarily consisting of salaries and employee benefits, mortgage lending costs and professional and other services fees.

Exhibit 6 - Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Assets		(audited)
Cash and due from banks	$40,197	$39,197	$40,538	$32,762	$41,231
Interest earning deposits with banks	587,728	519,853	614,345	238,346	577,843
Restricted cash	13,432	24,365	10,087	32,430	33,897
Other short-term investments	7,010	6,944	6,871	6,781	6,700
Cash and cash equivalents	648,367	590,359	671,841	310,319	659,671
Securities
Debt securities available for sale, at fair value	1,702,111	1,437,170	1,476,378	1,269,356	1,298,073
Debt securities held to maturity, at amortized cost (1)	—	—	—	219,613	224,014
Equity securities with readily determinable fair value not held for trading	2,523	2,477	2,562	2,483	2,480
Federal Reserve Bank and Federal Home Loan Bank stock	57,044	58,278	63,604	56,412	54,001
Securities	1,761,678	1,497,925	1,542,544	1,547,864	1,578,568
Loans held for sale, at the lower of cost or fair value (2)	40,597	—	553,941	551,828	—
Mortgage loans held for sale, at fair value	20,728	42,911	43,851	60,122	48,908
Loans held for investment, gross	7,157,837	7,228,411	6,964,171	6,710,961	6,957,475
Less: Allowance for credit losses	98,266	84,963	79,890	94,400	96,050
Loans held for investment, net	7,059,571	7,143,448	6,884,281	6,616,561	6,861,425
Bank owned life insurance	252,997	243,547	241,183	238,851	237,314
Premises and equipment, net	31,803	31,814	32,866	33,382	44,877
Deferred tax assets, net	53,448	53,543	41,138	48,779	48,302
Operating lease right-of-use assets	104,578	100,028	100,158	100,580	117,171
Goodwill	19,193	19,193	19,193	19,193	19,193
Accrued interest receivable and other assets (3)(4)	176,728	178,966	222,131	220,259	202,343
Total assets	$10,169,688	$9,901,734	$10,353,127	$9,747,738	$9,817,772
Liabilities and Stockholders' Equity
Deposits
Demand
Noninterest bearing	$1,665,468	$1,504,755	$1,482,061	$1,465,140	$1,397,331
Interest bearing	2,260,157	2,229,467	2,389,605	2,316,976	2,619,115
Savings and money market	2,067,430	1,885,928	1,835,700	1,723,233	1,616,719
Time	2,161,923	2,234,445	2,403,578	2,310,662	2,245,078
Total deposits	8,154,978	7,854,595	8,110,944	7,816,011	7,878,243
Advances from the Federal Home Loan Bank	715,000	745,000	915,000	765,000	715,000
Senior notes (5)	59,922	59,843	59,764	59,685	59,605
Subordinated notes	29,667	29,624	29,582	29,539	29,497
Junior subordinated debentures held by trust subsidiaries	64,178	64,178	64,178	64,178	64,178
Operating lease liabilities (6)	110,999	106,071	105,875	105,861	122,267
Accounts payable, accrued liabilities and other liabilities (7)	128,681	151,956	164,896	173,122	210,897
Total liabilities	9,263,425	9,011,267	9,450,239	9,013,396	9,079,687

Stockholders’ equity
Class A common stock	4,195	4,214	4,210	3,357	3,373
Additional paid in capital	339,038	343,828	342,508	189,601	192,237
Retained earnings	590,304	582,231	569,131	620,299	618,359
Accumulated other comprehensive loss	(27,274)	(39,806)	(12,961)	(78,915)	(75,884)
Total stockholders' equity	906,263	890,467	902,888	734,342	738,085
Total liabilities and stockholders' equity	$10,169,688	$9,901,734	$10,353,127	$9,747,738	$9,817,772

__________
(1) Estimated fair value of $192,403 and $198,909 at June 30, 2024 and March 31, 2024, respectively. During the third quarter of 2024, the Company executed an investment portfolio repositioning and transferred approximately $220 million in debt securities from held to maturity to the available for sale category.
(2) As of March 31, 2025, loans held for sale consisted of one loan carried at cost in which no valuation allowance was deemed necessary. As of September 30, 2024 and June 30, 2024, includes loans held for sale and a valuation allowance of $1.3 million, in connection with the Houston Transaction.
(3) As of March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, includes derivative assets with a total fair value of $42.8 million, $48.0 million, $52.3 million, $64.0 million and $64.7 million, respectively.
(4) As of September 30, 2024 and June 30, 2024, includes other assets for sale of approximately $21.4 million and $23.6 million, respectively, in connection with the Houston Transaction.
(5) On March 03, 2025, the Company gave notice of its election to redeem all outstanding Senior Notes and they were redeemed on April 1, 2025.
(6) Consists of total long-term lease liabilities. Total short-term lease liabilities are included in other liabilities.
(7) As of March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, includes derivatives liabilities with a total fair value of $42.4 million, $47.6 million, $51.3 million, $62.9 million and $63.8 million, respectively.

Exhibit 7 - Loans
Loans by Type - Held For Investment

The loan portfolio held for investment consists of the following loan classes:

(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Real estate loans		(audited)
Commercial real estate
Non-owner occupied	$1,641,210	$1,678,473	$1,688,308	$1,714,088	$1,672,470
Multi-family residential	400,371	336,229	351,815	359,257	349,917
Land development and construction loans	499,663	483,210	421,489	343,472	333,198
	2,541,244	2,497,912	2,461,612	2,416,817	2,355,585
Single-family residential	1,549,356	1,528,080	1,499,599	1,446,569	1,490,711
Owner occupied	951,311	1,007,074	1,001,762	981,405	1,193,909
	5,041,911	5,033,066	4,962,973	4,844,791	5,040,205
Commercial loans	1,714,583	1,751,902	1,630,318	1,521,533	1,550,140
Loans to financial institutions and acceptances	153,345	170,435	92,489	48,287	29,490
Consumer loans and overdrafts	247,998	273,008	278,391	296,350	337,640
Total loans	$7,157,837	$7,228,411	$6,964,171	$6,710,961	$6,957,475

Loans by Type - Held For Sale

The loan portfolio held for sale consists of the following loan classes:

(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Loans held for sale at the lower of cost or fair value		(audited)
Real estate loans
Commercial real estate
Non-owner occupied	$—	$—	$111,591	$112,002	$—
Multi-family residential	—	—	—	918	—
Land development and construction loans	—	—	35,020	29,923	—
	—	—	146,611	142,843	—
Single-family residential	—	—	87,820	88,507	—
Owner occupied	40,597	—	221,774	220,718	—
	40,597	—	456,205	452,068	—
Commercial loans	—	—	87,866	90,353	—
Consumer loans	—	—	9,870	9,407	—
Total loans held for sale at the lower of cost or fair value (1)	40,597	—	553,941	551,828	—

Mortgage loans held for sale at fair value
Land development and construction loans	7,475	10,768	10,608	7,776	26,058
Single-family residential	13,253	32,143	33,243	52,346	22,850
Total mortgage loans held for sale at fair value (2)	20,728	42,911	43,851	60,122	48,908
Total loans held for sale	$61,325	$42,911	$597,792	$611,950	$48,908
__________________
(1) As of September 30, 2024, and June 30, 2024 includes loans transferred from the held for investment to the held for sale category in the second and third quarters of 2024, as a result of the Houston Transaction. In the fourth quarter of 2024, the Company completed the sale of the Houston franchise.
(2) Loans held for sale in connection with Amerant Mortgage’s ongoing business.

Non-Performing Assets

This table shows a summary of our non-performing assets by loan class, which includes non-performing loans, other real estate owned, or OREO, and other repossessed assets at the dates presented. Non-performing loans consist of (i) nonaccrual loans, and (ii) accruing loans 90 days or more contractually past due as to interest or principal.

(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024		March 31, 2024
Non-Accrual Loans		(audited)
Real Estate Loans
Commercial real estate (CRE)
Non-owner occupied	$—	$—	$1,916	$—		$—
Multi-family residential	—	—	—	6		—
	—	—	1,916	6		—
Single-family residential	15,048	8,140	13,452	3,726		4,400
Land development and construction loans	—	4,119	—	—		—
Owner occupied	22,249	23,191	29,240	26,309		1,958
	37,297	35,450	44,608	30,041		6,358
Commercial loans	84,907	64,572	68,654	67,005		21,833
Consumer loans and overdrafts	—	—	—	4		45
Total Non-Accrual Loans	$122,204	$100,022	$113,262	$97,050		$28,236

Past Due Accruing Loans
Real Estate Loans
Owner occupied	—	837	—	769		—
Single-family residential	886	1,201	1,129	2,656		1,149
Commercial	122	2,033	104	—	—	918
Consumer loans and overdrafts	7	8	434	477		—
Total Past Due Accruing Loans (1)	$1,015	$4,079	$1,667	$3,902		$2,067
Total Non-Performing Loans	123,219	104,101	114,929	100,952		30,303
Other Real Estate Owned	17,541	18,074	14,509	20,181		20,181
Total Non-Performing Assets	$140,760	$122,175	$129,438	$121,133		$50,484

__________________

(1)    Loans past due 90 days or more but still accruing.

Loans by Credit Quality Indicators

This table shows the Company’s loans by credit quality indicators. The Company has not purchased credit-deteriorated loans.

	March 31, 2025				December 31, 2024				March 31, 2024

(in thousands)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)
Loans held for investment
Real Estate Loans
Commercial Real Estate (CRE)
Non-owner occupied	$40,391	$42,317	$—	$82,708	$361	$21,430	$—	$21,791	$—	$—	$—	$—
Multi-family residential	8,282	—	—	8,282	—	—	—	—	—	6	—	6
Land development and construction loans	—	—	—	—	—	4,119	—	4,119	—	—	—	—
	48,673	42,317	—	90,990	361	25,549	—	25,910	—	6	—	6
Single-family residential	—	15,934	—	15,934	—	9,438	—	9,438	—	3,715	—	3,715
Owner occupied	2,447	22,249	—	24,696	5,047	64,876	—	69,923	40,666	2,023	—	42,689
	51,120	80,500	—	131,620	5,408	99,863	—	105,271	40,666	5,744	—	46,410
Commercial loans	48,600	85,029	—	133,629	—	66,605	—	66,605	63,172	22,800	—	85,972
Consumer loans and overdrafts	—	7	—	7	—	8	—	8	—	36	—	36
Total loans held for investment	$99,720	$165,536	$—	$265,256	$5,408	$166,476	$—	$171,884	$103,838	$28,580	$—	$132,418
Loans held for sale at the lower of cost or fair value
Owner occupied	—	40,597	—	40,597	—	—	—	—	—	—	—	—
Total loans held for sale	—	40,597	—	40,597	—	—	—	—	—	—	—	—
Total	$99,720	$206,133	$—	$305,853	$5,408	$166,476	$—	$171,884	$103,838	$28,580	$—	$132,418

__________
(1) There were no loans categorized as “loss” as of the dates presented.

Exhibit 8 - Deposits by Country of Domicile
This table shows the Company’s deposits by country of domicile of the depositor as of the dates presented.

(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
		(audited)
Domestic	$5,592,575	$5,278,289	$5,553,336	$5,281,946	$5,288,702
Foreign:
Venezuela	1,862,614	1,889,331	1,887,282	1,918,134	1,988,470
Others	699,789	686,975	670,326	615,931	601,071
Total foreign	2,562,403	2,576,306	2,557,608	2,534,065	2,589,541
Total deposits	$8,154,978	$7,854,595	$8,110,944	$7,816,011	$7,878,243

Glossary of Terms and Definitions
•Total gross loans: include loans held for investment net of unamortized deferred loan origination fees and costs, as well as loans held for sale.
•Core deposits: consist of total deposits excluding all time deposits.
•Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements.
•Net interest margin, or NIM: defined as net interest income, or NII, divided by average interest-earning assets, which are loans, securities, deposits with banks and other financial assets which yield interest or similar income.
•ROA and Core ROA are calculated based upon the average daily balance of total assets.
•ROE and Core ROE are calculated based upon the average daily balance of stockholders’ equity.
•Total revenue is the result of net interest income before provision for credit losses plus noninterest income.
•Total capital ratio: total stockholders’ equity divided by total risk-weighted assets, calculated according to the standardized regulatory capital ratio calculations.
•Tier 1 capital ratio: Tier 1 capital divided by total risk-weighted assets. Tier 1 capital is composed of Common Equity Tier 1 (CET1) capital plus outstanding qualifying trust preferred securities of $62.3 million at each of all the dates presented.
•Tier 1 leverage ratio: Tier 1 capital divided by quarter to date average assets.
•Common equity tier 1 capital ratio, CET1: Tier 1 capital divided by total risk-weighted assets.
•Tangible common equity ratio: calculated as the ratio of common equity less goodwill and other intangibles divided by total assets less goodwill and other intangible assets. Other intangible assets primarily consist of naming rights and mortgage servicing rights and are included in other assets in the Company’s consolidated balance sheets.
•Tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity: calculated in the same manner described in tangible common equity but also includes unrealized losses on debt securities held to maturity in the balance of common equity and total assets.
•Loans to Deposits ratio: calculated as the ratio of total loans gross divided by total deposits.
•Non-performing assets include all accruing loans past due by 90 days or more, all nonaccrual loans and other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure, and other repossessed assets.
•Non-performing loans include all accruing loans past due by 90 days or more and all nonaccrual loans
•Ratio for net charge-offs/average total loans held for investments: calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for credit losses.
•Other operating expenses: total noninterest expense less salary and employee benefits.
•Efficiency ratio: total noninterest expense divided by the sum of noninterest income and NII.
•Core efficiency ratio is the efficiency ratio less the effect of non-routine items, described in Exhibit 2 - Non-GAAP Financial Measures Reconciliation.
•The terms of the FHLB advance agreements require the Bank to maintain certain investment securities or loans as collateral for these advances.
•Cost of total deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits.